EXHIBIT 1.1

UNISYS CORPORATION

Securities

UNDERWRITING AGREEMENT BASIC PROVISIONS

February 2015

1. Introductory. Unisys Corporation, a Delaware corporation (the “Company”), proposes to issue and sell from time to time senior debt securities, subordinated debt securities, convertible debt securities (collectively, “Debt Securities”), preferred stock and common stock registered under the registration statement referred to in Section 2(a) (“Registered Securities”). If specified in a Terms Agreement referred to in Section 3, the Company proposes to grant to the underwriters an option to purchase up to that amount of Registered Securities specified in such Terms Agreement (herein called the “Option Securities”). The Debt Securities will be issued under one or more indentures (as may be amended or supplemented from time to time, the “Indenture(s)”), as more particularly described in a Terms Agreement, between the Company and the trustees named therein (the “Trustee(s)”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Debt Securities being determined at the time of sale. The preferred stock will be issued in one or more series, which series may vary as to voting rights, dividends, optional and mandatory redemption provisions, liquidation preference and conversion provisions and other terms, with all such terms for any particular series or issue of the preferred stock being determined at the time of issue. The Registered Securities will be sold pursuant to a Terms Agreement, for resale in accordance with terms of offering determined at the time of sale.

The particular Registered Securities (including the Option Securities, if any) involved in any such offering are hereinafter referred to as the “Securities.” The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the “Representatives;” provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Section 5(c) (in which case such term shall mean a majority in interest of the Underwriters)) shall mean the Underwriters.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (the “Initial Registration Statement”), including a form of base prospectus, for the registration of the Registered Securities under the Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations promulgated under the Act (the “Rules and Regulations”), has been prepared by the Company, filed not earlier than three years prior to the date hereof, and became effective upon filing with, the Securities and Exchange Commission (“Commission”). The Initial Registration Statement, as amended and supplemented, including all information, if any, deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C of the Rules and Regulations, is referred to herein as the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering and sale of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company will file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The base prospectus contained in the Initial Registration Statement, at the time such registration statement became effective, as supplemented by the final prospectus supplement relating to the offering of Securities, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement (and the related base prospectus) relating to the offering of the Securities filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter referred to as the “Preliminary Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Act ) relating to the Securities is hereafter referred to as an “Issuer Free Writing Prospectus;” and the Pricing Prospectus (as defined below), as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule B(I) to the Terms Agreement, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.” Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of such Registration Statement, the date of such Preliminary Prospectus or Prospectus or the Applicable Time, as applicable; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus or the Pricing Disclosure Package shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of such Registration Statement, the date of such Preliminary Prospectus or Prospectus or after the Applicable Time, as the case may be, that is incorporated therein by reference and (ii) any such document so filed. As used herein, the “Applicable Time” with respect to any offering of Securities means the date and time specified as the Applicable Time in the related Terms Agreement and “Pricing Prospectus” means the most recent Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time.

(b) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B(II) to the Terms

Agreement does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, when taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the foregoing representation and warranty does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information, if any, described as such in the Terms Agreement.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act, the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), if applicable, and the Rules and Regulations; and the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the Closing Date (as defined in Section 3 of this Agreement), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus will not, as of its date, the date of any amendment or supplement thereto and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the foregoing representation and warranty does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information, if any, described as such in the Terms Agreement, or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Company has complied in all material respects with the requirements of Rule 433 under the Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any “written communication” (as defined in Rule 405 under the Act) in connection with the Offering or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Act with respect to the offering of Securities, except in each case for the Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Schedule B to the related Terms Agreement, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or any other “written communication” (as defined in Rule 405 under the Act) approved in writing in advance by the Representative.

(f) The Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and was not an “ineligible issuer” (as defined in Rule 405 under the Act), in each case, as of the applicable date specified under the Act with respect to the offering of the Securities.

(g) Subsequent to the respective dates as of which information is given in the Pricing Prospectus, except as disclosed in the Pricing Disclosure Package, (i) there has not been any material change in the capital stock or long-term debt of the Company or its subsidiaries, (ii) the Company and its subsidiaries taken as a whole have not sustained any material loss or material interference with their business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iii) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, financial condition, results of operations or stockholder’s equity of the Company and its subsidiaries, taken as a whole. Since the date of the latest balance sheet included in or incorporated by reference into the Registration Statement and the Pricing Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Pricing Disclosure Package.

(h) The Company has the authorized capitalization set forth in the Pricing Disclosure Package. If the Securities specified in the Terms Agreement are preferred stock or common stock, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued. If the Securities specified in the Terms Agreement are preferred stock or common stock, all of the issued shares of capital stock of or other ownership interests in each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interests (in the case of the Company’s wholly-owned subsidiaries) or all of such capital stock or other ownership interests that the Company owns (in the case of less than wholly-owned subsidiaries) are owned directly or indirectly by the Company, in each case free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, other than (i) pursuant to the Company’s Credit Agreement, dated as of June 23, 2011 (the “Credit Agreement”), by and among the Company, the other persons party thereto that are designated as Credit Parties, General Electric Capital Corporation, as agent for the lenders, and the lenders party thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced as of the date of the applicable Terms Agreement, (ii) as disclosed in the Pricing Disclosure Package or (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

(i) The Company and each of its subsidiaries has been duly formed and validly exists as a corporation, company, partnership, limited liability company or other entity in good standing under the laws of its jurisdiction of organization, except as disclosed in the Pricing Disclosure Package and, in the case of the Company’s subsidiaries, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its subsidiaries are duly qualified or registered to do business and is in good standing as a foreign corporation, partnership or limited liability company or other entity in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or registered or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (i) the business, financial condition, results of operations or stockholder’s equity of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or the related Terms Agreement (any such effect described in (i) or (ii), a “Material Adverse Effect”).

(j) The Company has full corporate right, power and authority to execute and deliver the Terms Agreement (including the terms of this Agreement that are incorporated by reference therein), to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(k) The Terms Agreement (including the terms of this Agreement that are incorporated by reference therein) has been duly authorized, executed and delivered by the Company.

(l) The Indenture, if any, referred to in the Terms Agreement meets the requirements for qualification under the Trust Indenture Act, has been duly authorized and, when executed by the proper officers of the Company and delivered (assuming due execution and delivery thereof by the Trustee), will constitute the valid and legally binding instrument of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in a proceeding of law or equity. The Debt Securities, if any, referred to in the Terms Agreement have been duly and validly authorized and will be, when validly executed, authenticated and delivered in accordance with the terms of the Indenture, valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in a proceeding of law or equity. The Debt Securities, if any, referred to in the Terms Agreement conform to the description thereof in the Pricing Disclosure Package.

(m) Any common stock or preferred stock referred to in the Terms Agreement has been duly and validly authorized and, when issued and delivered and paid for as provided herein, will be fully paid and non-assessable. If any Securities to be issued are convertible, the shares of common stock issuable upon conversion have been duly and validly authorized, have been duly reserved for issuance upon conversion of the Securities, and when issued and delivered upon the conversion of the Securities, will be duly and validly issued, fully paid and non-assessable. Any shares of common stock or preferred stock referred to in the Terms Agreement conform to the descriptions thereof in the Pricing Disclosure Package.

(n) No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein or the issuance of the shares of common stock upon conversion of the Securities, if applicable. The execution, delivery and performance of the Terms Agreement, the Indenture(s), if any, and, as applicable, the Securities, and compliance by the Company with all of the provisions thereof, and the consummation of the transactions contemplated thereby, will not (i) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states or jurisdictions outside the United States), (ii) be in contravention of any law, rule or regulation applicable to it or of any order applicable to it of any court or of any governmental body or instrumentality having jurisdiction over it or its properties, (iii) violate any of the provisions of the certificate of incorporation or bylaws of the Company or (iv) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement to which the Company is a party or by which it is bound, except in the case of each of clauses (i), (ii) and (iv), for consents, approvals, authorizations, other orders, contraventions, violations, conflicts, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) The financial statements, including the notes thereto, and any supporting schedules included in or incorporated by reference into the Pricing Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as may be otherwise stated in the Pricing Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and any supporting schedules included in or incorporated by reference into the Pricing Prospectus present fairly, in all material respects, the information required to be stated therein. Other than as included in or incorporated by reference into the Pricing Prospectus, no other financial statements or supporting schedules are required to be included in or incorporated by reference into the Registration Statement, the Pricing Prospectus or the Prospectus by the Act or the Rules and Regulations. The other financial information included in or incorporated by reference into the Pricing Prospectus presents fairly in all material respects the information presented therein and has been derived from the books and records of the respective entities presented therein.

(p) The Company is not and, after giving effect to application of the net proceeds of the Offering as described in the Pricing Disclosure Package, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or for the purpose of financing any activity that is prohibited as to U.S. persons under U.S. sanctions administered by OFAC.

(r) To the Company’s knowledge, the activities of each of the Company, its subsidiaries, and each of its and their respective officers, directors or employees, in their capacities as such, have not violated, and the Company’s participation in the offering will not violate, (i) the Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) anti-bribery laws, including any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (excluding the FCPA) and (iii) anti-money laundering laws, including applicable federal, state, international, foreign or other laws or regulations regarding anti-money laundering, including Title 18 U.S. Code section 1956 and 1957, the Patriot Act and the Bank Secrecy Act, except in the case of each of clauses (ii) and (iii), for any violation which, singularly or in the aggregate with all other such violations, would not reasonably be expected to have a Material Adverse Effect.

(s) Except as described in the Pricing Disclosure Package, there is no legal or governmental proceeding, including routine litigation, pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(t) Except as described in the Pricing Disclosure Package, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is liable) upon any other property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; except as described in the Pricing Disclosure Package, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind, which would not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any environmental law, including any obligation for cleanup or remedial action, except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Pricing Disclosure Package.

(u) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (the “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Pricing Disclosure Package, other than any Intellectual Property the absence of which would not reasonably be expected to have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which claim would reasonably be expected to result in a Material Adverse Effect. Except as described in the Pricing Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form the basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others.

(v) The Company and its subsidiaries have all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and have made all required declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals to own, lease, license and use their respective properties and assets, as applicable, and to conduct their respective businesses in the manner described in the Pricing Disclosure Package; except such consents, authorizations, approvals, clearances, orders, certificates, permits, declarations and filings the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in Extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package is prepared in accordance with the Commission’s rule and guidelines applicable thereto. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal accounting controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such internal accounting controls, there have been no significant changes in internal accounting controls or in other factors that could significantly affect internal accounting controls; except in each case as described in the Pricing Disclosure Package.

(x) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which they are obligated to withhold from amounts owing to their respective employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except any amounts the Company is contesting in good faith or where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, no deficiency assessment with respect to a proposed adjustment of the Company’s or any of the subsidiaries’ federal, state, or other taxes is pending or, to the Company’s knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, there is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, which would reasonably be expected to have a Material Adverse Effect.

(y) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries own or lease all such properties as are necessary to the conduct of their respective businesses as presently operated as described in the Pricing Disclosure Package, except for such failures to own or lease such properties which would not reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have good and marketable title to or valid leasehold interests in all of their respective properties, in each case free and clear of any and all liens, other than (i) pursuant to the Credit Agreement, as amended, restated, modified, renewed, refunded, replaced or refinanced as of the date of the applicable Terms Agreement, (ii) as described in the Pricing Disclosure Package or (iii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Except as described in the Pricing Disclosure Package, the Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse

Effect. Except as described in the Pricing Disclosure Package, there are no material claims by the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims the denial of which would not reasonably be expected to have a Material Adverse Effect.

(aa) Except in each case as described in the Pricing Disclosure Package or as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, no “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) for which the Company or any of its subsidiaries would have any liability; each such employee benefit plan for which the Company or any of its subsidiaries would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; and the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in Section 3(2)(A) of ERISA).

(bb) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the unlawful stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(cc) KPMG LLP, or such other firm which has certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included in or incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus and whose reports are included in or incorporated by reference into in the Registration Statement, the Pricing Prospectus and the Prospectus (such firm or firms, the “Independent Registered Public Accounting Firm”) is an independent registered public accounting firm with respect to the Company as required by the Act, the Exchange Act and the Rules and Regulations.

(dd) The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(ee) The Company has paid or will pay the registration fee for the offering of the Securities pursuant to Rule 457 of the Act.

3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of a telegram, telex or other written communications (“Terms Agreement”) at each time the Company determines to sell Securities. The Securities involved in any such offering that the Underwriters are obligated to purchase on a firm commitment basis are referred to herein as the “Firm Securities.” Each Terms Agreement will be in the form of Annex II (A) or (B) attached hereto and will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and certain terms of the Securities and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of public offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Firm Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Pricing Disclosure Package. The Debt Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

If specified in a Terms Agreement, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to that amount of the Option Securities as shall be specified in the Terms Agreement, from the Company at the same price as the Underwriters shall pay for the Firm Securities. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of the Terms Agreement upon written or telegraphic notice by you to the Company setting forth the amount of the Option Securities as to which the several Underwriters are exercising the option. The amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, as adjusted by you in such manner as you deem advisable to avoid fractional shares/units. If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contract”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are only to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the amount of Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Firm Securities to be purchased by the several Underwriters and the aggregate amount of Firm Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the amount of Firm Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the amount of Contract Securities.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Registered Securities:

(a) The Company will timely file the Prospectus with the Commission pursuant to Rule 424(b); the Company will advise you promptly of any such filing pursuant to Rule 424(b); the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(b) If the Securities specified in the Terms Agreement are Debt Securities, the Company will prepare a final term sheet, containing a description of the Registered Securities, in a form approved by the Representatives, and file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such Rule.

(c) The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities.

(d) The Company will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), any event occurs in the reasonable judgment of the Representatives or the Company as a result of which the Registration Statement, the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, if applicable, the Company will promptly notify the Representatives and will prepare and file with the Commission, subject to Section 4(a) herein, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

The Company will not, without the prior consent of the Representatives, (A) make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except for any Issuer Free Writing Prospectus set forth in Schedule B to the related Terms Agreement, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Act with respect to the Offering or the Securities other than as set forth in Schedule B to the applicable Terms Agreement. The Company consents to the use by any Underwriter of any free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering and that is included in any Preliminary Prospectus, (ii) in the case of an offering of Debt Securities, information that describes the final terms of the Securities or their offering and that is included in the term sheet of the Company contemplated in Section (4)(b) of this Agreement or (iii) information permitted by Rule 134 under the Act. Notwithstanding any of the foregoing to the contrary, except pursuant to Section 4(f) hereof, no Underwriter shall include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company where the use or reference to such free writing prospectus would require the filing of such “issuer information” with the Commission pursuant to Rule 433(d) due to the Underwriters’ inclusion of such “issuer information” in any “free writing prospectus”.

(f) If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Representatives or the Company, conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus as then amended or supplemented, or would, in the judgment of the Representatives or the Company, include, when taken together with the Pricing Disclosure Package, an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives promptly and, if requested by the Representatives, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representatives) that will correct such statement, omission or conflict or effect such compliance.

(g) As soon as practicable after the date of each Terms Agreement, but in no event later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its security holders an earning statement which will satisfy the provisions of Section 11(a) of the Act.

(h) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements to such documents, and all documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, in each case as soon as available and in such quantities as are reasonably requested.

(i) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent to service of process or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j) During the period, if any, specified in the Terms Agreement after the date of such Terms Agreement or for such shorter period as the Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

(k) The Company will pay the costs incident to the authorization, issuance, sale and delivery of the Securities to be sold by the Company to the Underwriters and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the cost of distributing the Registration Statement to the Underwriters as originally filed and each amendment thereto, each post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to or any documents incorporated by reference in any of the foregoing documents as provided in this Agreement; the costs of filing with the Financial Industry Regulatory Authority, Inc., if necessary; the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this subsection and of preparing a Blue Sky memorandum and a memorandum concerning the legality of the Securities as an investment (including fees of counsel to the Underwriters in connection therewith); the costs of printing and issuance of certificates; any transfer agent’s fees; the costs of preparation, printing and filing of any Indenture and any Trustees’ fees and expenses; and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, provided that, except as provided in this subsection and Section 8, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell, the expenses of advertising any offering of the Securities made by the Underwriters and the cost of printing any Agreement among Underwriters, provided, further, that after nine months from the date of the Terms Agreement, the Underwriters shall pay the costs of printing any additional Registration Statements or Prospectuses, or any amendments or supplements thereto, required for their own use.

(l) Without the prior consent of the Representatives, the Company will not, (A) in the event of an offering of common stock, preferred stock or convertible debt securities, offer, sell, contract to sell or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire common stock for that period specified in the Terms Agreement, other than shares of common stock or options to purchase common stock granted under the Company’s employee benefit plans and, (B) for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, in the event of an offering of Debt Securities, will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with maturities longer than one year, other than (i) the Debt Securities to the Underwriters or the Contract Securities; (ii) borrowings in the ordinary course of business; and (iii) other borrowings in an aggregate principal amount not to exceed $100 million.

(m) The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties by or on behalf of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) At or prior to the execution of the Terms Agreement and on the Closing Date, the Representatives shall have received a letter, dated the date of delivery thereof and any later date on which Option Securities are purchased if specified in a Terms Agreement, of the Independent Registered Public Accounting Firm, addressed to the Underwriters and the Board of Directors of the Company, with respect to the financial statements and certain financial information contained or referred to in the Registration Statement, Pricing Disclosure Package and the Prospectus, as applicable. Such letter shall be in form and substance reasonably satisfactory to the Representatives.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement; the final term sheet contemplated by Section 4(b) of this Agreement (if required pursuant to such section), and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission.

(c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development that would reasonably be expected to result in a change, in or affecting the business, financial condition, results of operations or stockholder’s equity of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any of Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (iii) any suspension of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v)(A) any outbreak or escalation of major hostilities or acts of terrorism in which the United States is involved, any declaration of war by the United States Congress or (B) any other substantial national or international calamity or emergency, or any substantial change in political, financial or economic conditions or currency exchange rates or exchange controls if the effect of any such event in clause (A) or (B) of this sentence, in the judgment of the Representatives, makes it impractical or inadvisable to market the Securities or proceed with completion of the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, from the counsel for the Company specified in the Terms Agreement, which counsel shall be either the General Counsel of the Company or such other counsel for the Company reasonably acceptable to the Representatives, and if Option Securities are purchased at any date after the Closing Date as specified in a Terms Agreement, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date; such opinions shall be in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Schedule C to such Terms Agreement.

(e) The Representatives shall have received from counsel for the Underwriters specified in the Terms Agreement, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received a certificate, dated the Closing Date and on any later date on which Option Securities are purchased if specified in a Terms Agreement, of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

(g) The Company shall have satisfied such additional conditions, if any, as are specified in a Terms Agreement.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages, or liabilities whatsoever, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or (B) any other “written communication” (as defined in Rule 405 under the Act) provided to investors by, or with the approval of, the Company in connection with the Offering and any “road show” (as defined in Rule 433 under the Act ) for the Offering (collectively, “Marketing Materials”), or (ii) the omission or alleged omission to state (A) in the Registration Statement or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Act ) filed or required to be filed pursuant to Rule 433(d) under the Act , or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information, if any, described as such in the Terms Agreement.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any Marketing Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information, if any, described as such in the Terms Agreement, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Representatives shall have the right to employ one counsel (in addition to one local counsel) to represent the Representatives and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section if, in the reasonable judgment of outside counsel to the Underwriters, it is advisable for the Representatives and those other Underwriters to be represented by separate counsel because separate defenses are available to such Underwriters, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate underwriting discounts and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase securities under the Terms Agreement and the aggregate amount of the Securities that such defaulting Underwriter of Underwriters agreed but failed to purchase does not exceed 10% of the total amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but fail to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or the Terms Agreement or any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the obligations of the Underwriters with respect to any offering of Securities are terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(k) and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If for any reason the purchase of the Securities by the Underwriters is not consummated other than because of the termination of this Agreement pursuant to Section 7 or a failure to satisfy the conditions set forth in Section 5(c), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities. The provisions of Sections 11 and 13 shall also survive any termination or modification of the Terms Agreement.

9. No Fiduciary Duty. The Company hereby acknowledges and agrees that, with respect to any offering of Securities pursuant to this Agreement and the relevant Terms Agreement (such Terms Agreement, together with the provisions of this Agreement that are incorporated by reference therein, is referred to in this Section 9 as the “Underwriting Agreement”), (i) the terms of the Underwriting Agreement, and the offering of the Securities (including the price of the Securities) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company on the one hand, and the Underwriters on the other hand has been created as a result of any of the transactions contemplated by the Underwriting Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising the Company on other matters, (iii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in the Underwriting Agreement in their entirety and (iv) the Company has obtained such legal, tax, accounting and other advice as they deem appropriate with respect to this Underwriting Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and the Company is not relying on the Underwriters with respect to any such matters. The Company hereby agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect to the Company, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telexed or telecopied and confirmed to them at their addresses specified in a Terms Agreement or otherwise furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered, telexed or telecopied and confirmed to it at 801 Lakeview Drive, Suite 100, Blue Bell, Pennsylvania 19422, Attention: Treasurer, with a copy to the Chief Financial Officer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12. Certain Definitions. For purposes of this Agreement and the Terms Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading and (b) “subsidiary” and “significant subsidiary” have the meanings set forth in Rule 405 of the Rules and Regulations.

13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

14. Counterparts. The Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together (including the terms of this Agreement incorporated by reference therein) shall constitute one and the same instrument.

ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York time, on             , 20    (1))

DELAYED DELIVERY CONTRACT

[Insert date of public offering]

UNISYS CORPORATION

c/o [Name and address

of Underwriter[s]]

Gentlemen:

The undersigned hereby agrees to purchase from UNISYS CORPORATION, a Delaware corporation (“Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert—as of the date hereof, for delivery on                     , 20    (“Delivery Date”),] [$]            principal amount of the Company’s [Insert title of securities] (“Securities”), offered by the Company’s Prospectus dated                     , 20    and a Prospectus Supplement dated                     , 20    , relating thereto, receipt of copies of which is hereby acknowledged, at     % of the principal amount thereof plus accrued interest from                     , 20    , if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

Delivery Date	Principal Amount
	[$	]
	[$	]

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

(1) Insert date which is third full business day prior to Closing Date under the Terms Agreement.

Payment for the Securities that the undersigned has agreed to purchase for delivery on—the—each—Delivery Date shall be made to the Company or its order by wire transfer of immediately available funds to a bank account designated by the Company upon delivery to the undersigned of the Securities to be purchased by the undersigned—for delivery on such Delivery Date—in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to—the—such—Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on—the—each—Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at—the—such—Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below, notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,

(Name of purchaser)

By
(Title of Signatory)
(Address of Purchaser)

Accepted, as of the above date, UNISYS CORPORATION

By

Name:
Title:

ANNEX II (A)

UNISYS CORPORATION

(“Company”)

Debt Securities

TERMS AGREEMENT

                    , 20

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

Attention: Vice President and Treasurer

Dear Sirs:

[On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we] [We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company’s registration statement on Form S-3 (No. 333-    ) (“Underwriting Agreement”), the following securities (“Securities”) to be issued under an indenture, dated                     , 20    , between the Company and             , as Trustee, on the following terms:

Title: [    %] [Floating Rate] [Senior] [Subordinated] [Notes] [Debentures][Due 20    ]

Principal Amount: [$]

Interest: [    % per annum, from                     , 20    , payable semiannually on and commencing                     , 20    , to holders of record on the preceding             or             , as the case may be.]

Maturity:                     , 20    .

Optional Redemption:

Sinking Fund:

[Conversion Provisions]:

[Other Terms]

Delayed Delivery contracts: [None.] [Delivery Date[s] shall be                    , 20    .

Underwriters’ fee is     % of the principal amount of the Contract Securities.]

Purchase Price:     % of principal amount, plus accrued interest [, if any,] from                     , 20    .

Expected Reoffering Price:     % of principal amount, subject to change by the undersigned.

Applicable Time: A.M./P.M. on                     , 20    , New York Time.

Closing Date: A.M. on                     , 20    , New York Time.

[Company’s Counsel:]

[Name[s] and Address[es] of Representative[s]:]

[Underwriters’ Counsel:]

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the [    ] paragraphs under the caption “Underwriting” in the Prospectus [and] [include any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus].

[If appropriate, insert—It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

The provisions of the Underwriting Agreement are incorporated herein by reference [If appropriate, insert—, except that the obligations and agreements set forth in Section 7 (“Default of Underwriters”) of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

The Securities will be made available for checking and packaging at the office of at least 24 hours prior to the Closing Date.

[Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

[Please signify your acceptance of the foregoing by return wire not later than P.M. today.]

Very truly yours,

[Insert name(s) of Representatives or Underwriters]

[On behalf of—themselves—itself—and as Representative[s] of the Several] [As]

Underwriters[s]

[By [Name of Representative]]

By

Name:
Title:

To:	[Insert name(s) of Representatives or Underwriters] As [Representative[s] of the Several] Underwriter[s], [c/o [Name of Representative]]

We accept the offer contained in your [letter] [wire], dated                     , 20     , relating to [$]            principal amount of our [Insert title of Securities], on and subject to the terms and conditions contained therein and in the Underwriting Agreement Basic Provisions filed as an exhibit to the Company’s registration statement on Form S-3 (no. 333-    ) (“Underwriting Agreement”). We also confirm that, to our knowledge after reasonable investigation, the representations and warranties of the undersigned the in Underwriting Agreement are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are threatened by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

Very truly yours,

UNISYS CORPORATION

By

Name:
Title:

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Notes To be Purchased
$

Total	$

SCHEDULE B

I. Issuer Free Writing Prospectus[es] Included in the Pricing Disclosure Package

[If applicable—list and attach term sheet]

II. Issuer Free Writing Prospectus[es] Not Included in the Pricing Disclosure Package

SCHEDULE C

[Form of Opinion]

ANNEX II (B)

UNISYS CORPORATION

(“Company”)

Equity Securities

TERMS AGREEMENT

                    , 20

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

Attention: Vice President and Treasurer

Dear Sirs:

[On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we] [We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company’s registration statement on Form S-3 (No. 333-_) (“Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Title: [Common Stock] [Preferred Stock, Series             ]

Number of Shares to be issued: [            shares]

[For Preferred Stock:

Voting Rights:

Preferred Stock Dividends: [cash dividends of $ to $ per share payable

quarterly in arrears on             ,             ,             and             .]

Optional Redemption:

Mandatory Redemption/Sinking Fund:

Liquidation Preference: [$            per share plus             ].

Name of Exchange or Market: [New York Stock Exchange] [NASDAQ National Market System] [American Stock Exchange]

[Period Designated Pursuant to Section 4(j) of the Underwriting Agreement:

    years.]

[Period Designated Pursuant to Section 4(l) of the Underwriting Agreement:     days.]

[Conversion Provisions]:

[Other Terms]

Price to Public: $            per share

Underwriting Discounts and Commission:

Proceeds to Company:

Over-Allotment Option:

Applicable Time: A.M./P.M. on                     , 20    , New York Time.

Closing Date: A.M. on                     , 20    , New York Time.

Federal (same-day) funds.

Name of Transfer Agent and Registrar:

[Name[s] and Address[es] of Representative[s]:]]

[Underwriters’ Counsel:]

[Company’s Counsel:]

[For Common Stock:

Name of Exchange or Market: [New York Stock Exchange] [NASDAQ National Market System] [American Stock Exchange]

[Period Designated Pursuant to Section 4(j) of the Underwriting Agreement:     years.]

[Period Designated Pursuant to Section 4(l) of the Underwriting Agreement:             days.]

[Other Terms]

Price to Public: $            per share

Underwriting Discounts and Commission:

Proceeds to Company:

Over-Allotment Option:

Closing Date:             A.M. on                     , 20    , at in New York

Federal (same-day) funds.

Name of Transfer Agent and Registrar:

[Name[s] and Address[es] of Representative[s]:]]

[Underwriters’ Counsel:]

[Company’s Counsel:]]

The respective shares of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the [    ] paragraphs under the caption “Underwriting” in the Prospectus [and] [include any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus].

[If appropriate, insert—It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the number of shares to be purchased by the Underwriters listed in Schedule A hereto by the number of shares to be purchased by such additional Underwriters.]

The provisions of the Underwriting Agreement are incorporated herein by reference [If appropriate, insert—, except that the obligations and agreements set forth in Section 7 (“Default of Underwriters”) of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

The Securities will be made available for checking and packaging at the office of at least 24 hours prior to the Closing Date.

[Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

[Please signify your acceptance of the foregoing by return wire not later than P.M. today.]

Very truly yours,

[Insert name(s) of Representatives

or Underwriters] [On behalf of—

themselves—itself—and as

Representative[s] of the Several]

[As] Underwriters[s]

[By [Name of Representative]]

By
Name:
Title:

To:	[Insert name(s) of Representatives or Underwriters] As [Representative[s] of the Several]Underwriter[s], [c/o [Name of Representative]]

We accept the offer contained in your [letter] [wire], dated                     , 20    , relating to             shares of our [Insert title of Securities], on and subject to the terms and conditions contained therein and in the Underwriting Agreement Basic Provisions filed as an exhibit to the Company’s registration statement on Form S-3 (No. 333-    ) (“Underwriting Agreement”). We also confirm that, to our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are threatened by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

Very truly yours,

UNISYS CORPORATION

By
Name:
Title:

SCHEDULE A

Name of Underwriter	Number of Shares

Total

SCHEDULE B

I. Issuer Free Writing Prospectus[es] Included in the Pricing Disclosure Package

II. Issuer Free Writing Prospectus[es] Not Included in the Pricing Disclosure Package

SCHEDULE C

[Form of Opinion]